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[LOGO] Stake Tech
       STAKE TECHNOLOGY LTD.

FOR IMMEDIATE RELEASE                                               Nasdaq: STKL

         STAKETECH COMPLETES ACQUISITION OF NORTHERN FOOD & DAIRY, INC.
                 Adds Technology, Furthers Vertical Integration

Norval, Ontario - September 18, 2000 - Mr. Jeremy N. Kendall, Chairman and CEO of Stake Technology Ltd., and Mr. Dennis Anderson, Chairman and CEO of Northern Food & Dairy, Inc., today announced that Stake has successfully completed the acquisition of 100 percent of Northern's common shares.

On August 18, 2000, the shareholders of Stake Technology overwhelmingly approved this transaction, which significantly strengthens the position of StakeTech's subsidiary, SunRich, Inc., in the soy milk market. Northern produces 65 percent of the soy milk that is sold in the US. In addition, Northern produces soy drinks, natural food preservatives, and other food ingredients from three plants in Minnesota. Because of soy's recognized health advantages and widespread concerns over lactose intolerance and genetically modified foods, the soy milk market has grown by more than 30 percent annually in the United States, topping US$300 million in sales in 1999.

"Management estimates that this acquisition will enable Staketech to exceed $100 million in sales in 2001 in its food group alone," said Mr. Kendall. "As well as completing SunRich's integration in the soy market, Northern is profitable, and will add to our bottom line. For the longer term, one of the most exciting aspects of the acquisition is that we can see applications across the food industry for Northern's entire line of natural food ingredients".

To help meet the needs of this market, Northern and SunRich are currently constructing an additional soy milk manufacturing plant in Wyoming, which will go into production in October of this year. Among the other initiatives of the newly expanded company, Northern is planning an increase in the capacity of its main soy production facility in Alexandria and new facilities in other strong regional markets.

As part of this transaction, Northern's Chairman and CEO, Dennis Anderson, and Chief Financial Officer, Larry (Andy) Anderson, will join the board of Stake Technology.

Stake Technology Ltd. is an owner/operator of high-growth ethical businesses, focused on environmental responsibility and the health and well being of its communities. StakeTech was named by Profit magazine in its 1999 `Profit 100' as the 5th fastest growing company in Canada over the past 5 years. Currently, the company has three business units: Steam Explosion, marketing clean pulping technologies; BEI/Pecal, a producer, distributor, and recycler of industrial materials; and SunRich, Inc., an agritech company specializing in identity-preserved (IP) grain products and natural food ingredients. Each of these business units has proprietary products and services that win it a solid competitive advantage in its sector.

For further information, please contact:

Stake Technology Ltd.                       SunRich Inc.
Jeremy N. Kendall, Chairman & C.E.O.        Allan Routh, President
John D. Taylor, President & C.O.O.          Tel: 507-451-3316
Tel: 905-455-1990                           Northern Food & Dairy, Inc.
E-mail: info@staketech.com                  Dennis Anderson, Chairman & C.E.O.
                                            Tel: 320-763-5977

Websites: www.staketech.com  www.bei.ca     www.sunrich.com

                               Ciris International
                               Robin Sundstrom
                               Tel: 416-368-8770

                               www.steamexplosion.com

Note: This news release may contain forward-looking information. Actual future results may differ materially. The risks, uncertainties, and other factors that could influence actual results are described in the company's annual report to shareholders and in SEC reports.

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